Exhibit 10.67

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 2nd day of March, 2011, by and between Silicon Valley Bank (“Bank”) and Ramtron International Corporation, a Delaware corporation (“Borrower”) whose address is 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 18, 2009, as amended by that certain First Amendment to Loan and Security Agreement dated as of February 26, 2010, that certain Second Amendment to Loan and Security Agreement dated as of June 28, 2010, and that certain Third Amendment to Loan and Security Agreement dated as of October 19, 2010 (as the same may have been previously, and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower and Bank have agreed to amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.3(a)(ii) (Term Loan Interest Rate). Section 2.3(a)(ii) is hereby amended in its entirety and replaced with the following:

(ii) Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to (A) until July 1, 2011, six and three-quarters percent (6.75%) and (B) from and after July 1, 2011, six and one-half percent (6.50%), which interest shall be payable monthly in accordance with Section 2.1.5(b).

2.2 Section 6.9 (Financial Covenants). Section 6.9 is hereby amended in its entirety and replaced with the following:

Financial Covenants. Borrower shall maintain at all times, to be tested as set forth below, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Adjusted Quick Ratio. A ratio, to be tested as of the last day of each month, from and after July 1, 2011, of (i) Quick Assets to (ii) Current Liabilities of at least 1.25 to 1.00.

(b) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, to be tested as of the last day of each quarter beginning September 30, 2011, of not less than the following:

Period	Ratio
9/30/2011 through 12/31/2011	1.25 to 1.0

3/31/2012 and thereafter	1.50 to 1.0.

(c) Liquidity Ratio. A Liquidity Ratio, to be tested as of the last day of each month, from and after January 1, 2011 through and including June 1, 2011 of at least 1.75 to 1.00.

(d) Minimum EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least the following:

Period	EBITDA
1/1/2011 through 3/31/2011	($2,250,000)

4/1/2011 through 6/30/2011	$1,500,000

2.3 Non-Formula Advances. Notwithstanding any other provision of the Loan Agreement, no Non-Formula Advances may be requested by Borrower or shall be made by Bank from the date of this Amendment through June 30, 2011. From and after July 1, 2011, Non-Formula Advances shall again be available in accordance with the terms of the Loan Agreement as long as Borrower is in full compliance with all terms and conditions of the Loan Agreement.

2.4 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense, amortization expense, and non-cash stock compensation expense, plus (d) income tax expense/benefit, plus (e) for the quarter ending March 31, 2011 only, severance expenses and charges related to the termination of Borrower’s CEO and COO in an amount not to exceed $430,000 in the aggregate.

“Liquidity Ratio” is (i) unrestricted cash and cash equivalents held at Bank plus net Accounts divided by (ii) all Obligations plus the outstanding balance of all Letters of Credit.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to $20,000, (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, and (d) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Security Agreement substantially in the form attached hereto as Schedule 2, duly executed and delivered by each Pledgor.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank /s/ Chris Ennis By: Chris Ennis Name: Chris Ennis Title: Relationship Manager	Ramtron International Corporation /s/ Eric A. Balzer By: Eric A. Balzer Name: Eric A. Balzer Title: Chief Executive Officer and Chief Financial Officer

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Fourth Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of March 2, 2011

GUARANTOR	Ramtron Canada Inc.

/s/ Eric A. Balzer
By: Eric A. Balzer
Name: Eric A. Balzer
Title: Chief Executive Officer and Chief Financial Officer

Schedule 2

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF SECURITY AGREEMENT

Section 1. Pledgor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Fourth Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Pledgor hereby consents to the Amendment and agrees that the Security Agreement securing the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Pledgor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of March 2, 2011

PLEDGOR	Ramtron Canada Inc.

/s/ Eric A. Balzer
By: Eric A. Balzer
Name: Eric A. Balzer
Title: Chief Executive Officer and Chief Financial Officer